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                                                                      EXHIBIT 21

                SUBSIDIARIES OF CARPENTER TECHNOLOGY CORPORATION

Aceromex Atlas, S.A. de C.V.
Aceros Fortuna, S.A. de C.V.
Aegis Technologies, L.L.C.
Carpenter Powder Products AB
Carpenter Powder Products GmbH
Carpenter Advanced Ceramics Ltd.
Carpenter Advanced Ceramics Pty. Ltd.
Carpenter Advanced Ceramics, Inc.
Carpenter Investments, Inc.
Carpenter Servicios, S.A. de C.V.
Carpenter Special Products Corporation
Carpenter Technology (Canada) Limited
Carpenter Technology (Deutschland) GmbH
Carpenter Technology (Europe) S.A.
Carpenter Technology (France) SARL
Carpenter Technology (Italy) s.r.l.
Carpenter Technology (Taiwan) Corporation
Carpenter Technology (UK) Limited
Carpenter Technology Asia Pacific Pte. Ltd
Carpenter Technology International Corp.
Carpenter Technology Mauritius Ltd.
Cartech Corporation
Ceramicas Carpenter, S.A. de C.V.
Certech International Ltd.
Certech, Inc.
Carpenter Powder Products Inc.
CRS Holdings Inc.
Dynamet Holdings, Inc.
Dynamet Incorporated
Eagle (CRS) Investments, Inc.
Grupo Carpenter Technology S.A. de C.V.
International Metals Outlet, LLC
Kalyani Carpenter Metal Centres Pvt. Ltd.
Kalyani Carpenter Special Steels Limited
Movilidad Moderna, S.A. de C.V.
Parmaco AG
Parmatech Corporation
Rathbone Precision Metals, Inc.
Shalmet Corporation
Talley Holdings, Inc.
Talley Industries, Inc.
Talley Metals Technology, Inc.
Talley Realty Development, Inc.
Talley Realty Holding Company, Incorporated
Temple y Forja Fortuna, S.A. de C.V.